UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2021

NEW JERSEY RESOURCES CORPORATION
(Exact Name of registrant as specified in its charter)

New Jersey	001-08359	22-2376465
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)

1415 Wyckoff Road
Wall, New Jersey		07719
(Address of Principal Executive Offices)		(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $2.50 par value	NJR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01	Entry into a Material Definitive Agreement.

NJR $500,000,000 Second Amended and Restated Credit Agreement

On September 2, 2021, New Jersey Resources Corporation (“NJR”), as borrower, and certain of NJR’s subsidiaries, as guarantors (the “Guarantors”), entered into a $500,000,000 Second Amended and Restated Credit Agreement, dated as of September 2, 2021 (the “NJR Second A&R Credit Agreement”) with the several lenders party thereto, PNC Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and Mizuho Bank, Ltd., as Syndication Agents, and U.S. Bank National Association, Bank of America, N.A., TD Bank, N.A. and The Bank of Nova Scotia, as Documentation Agents. PNC Capital Markets LLC, JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC and Mizuho Bank, Ltd., were the Joint Lead Arrangers of the NJR Second A&R Credit Agreement. The NJR Second A&R Credit Agreement refinances a $425,000,000 revolving credit facility that was scheduled to expire on December 5, 2023, but has now been terminated. The NJR Second A&R Credit Agreement is scheduled to terminate on September 2, 2026, subject to two mutual options for a one-year extension beyond that date.

Borrowings under the NJR Second A&R Credit Agreement bear interest, at NJR’s option at (i) a rate per annum equal to the LIBOR Rate plus an applicable margin ranging between 0.875% and 1.75% or (ii) a rate per annum equal to the base rate plus an applicable margin ranging between 0.00% and 0.75%. In each case the applicable margin is determined based on the senior secured long-term credit rating of New Jersey Natural Gas Company, a wholly-owned subsidiary of NJR, from Fitch, Inc. and Moody’s Investor Services, Inc., or a successor nationally recognized statistical rating agency (“NJNG Credit Rating”). The Commitment Fee Rate for the NJR Second A&R Credit Agreement may range from 0.075% to 0.250%, depending upon the NJNG Credit Rating. As of the closing of the NJR Second A&R Credit Agreement, the Commitment Fee Rate was 0.075%, the applicable margin for loans described in (i) above was 1.125% and the applicable margin for loans described in (ii) above was 0.125%. The NJR Second A&R Credit Agreement permits the borrowing of revolving loans and swingline loans, and includes a $75,000,000 sublimit for the issuance of letters of credit. The NJR Second A&R Credit Agreement also includes an accordion feature, which would allow NJR, in the absence of a default or event of default, to request an increase from time to time, with the existing or new lenders, of the revolving credit commitments under the NJR Second A&R Credit Agreement of a minimum of $50,000,000 up to a maximum of $250,000,000.

The NJR Second A&R Credit Agreement contains representations, warranties, covenants, conditions and defaults customary for transactions of this type, including but not limited to: (a) a maximum leverage ratio (consolidated total indebtedness to consolidated total capitalization as defined in the NJR Second A&R Credit Agreement), of 0.65 to 1.00 at any time, and subject to receipt of the applicable consents of the holders of NJR’s outstanding senior notes amending the corresponding covenant set forth in the NJR note purchase agreements to not exceed 0.70 to 1.00, thereafter a maximum leverage ratio of 0.70 to 1.00; (b) limitations on liens and incurrence of debt, investments, mergers and asset dispositions, and the use of the proceeds of the NJR Second A&R Credit Agreement; (c) requirements to preserve corporate existence, and comply with laws; and (d) default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, cross-defaults and guarantor defaults. The occurrence of an event of default under the NJR Second A&R Credit Agreement could result in all loans and other obligations of NJR becoming immediately due and payable and the NJR Second A&R Credit Agreement being terminated.

After the effective date of the NJR Second A&R Credit Agreement, NJR, in consultation with one or more lenders selected by NJR to be the sustainability coordinator under the NJR Second A&R Credit Agreement (the “Sustainability Coordinator”), will be entitled to establish specified key performance indicators (“KPIs”) with respect to certain environmental, social and governance targets of NJR and its subsidiaries. The Sustainability Coordinator, NJR and the Administrative Agent may amend the NJR Second A&R Credit Agreement, unless such amendment is objected to by lenders holding more than 50% of the commitments under the NJR Second A&R Credit Agreement, solely for the purpose of incorporating the KPIs so that certain adjustments to the otherwise applicable facility fee or interest rate may be made based on NJR’s performance against the KPIs.

A copy of the NJR Second A&R Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the NJR Second A&R Credit Agreement is qualified in its entirety by reference to the text of the NJR Second A&R Credit Agreement filed herewith.

NJR and its affiliates regularly engage the banks listed above to provide other banking services. All of these engagements are negotiated at arm’s length.

NJNG $250,000,000 Second Amended and Restated Credit Agreement

On September 2, 2021, New Jersey Natural Gas Company (“NJNG”), as borrower, entered into a $250,000,000, Second Amended and Restated Credit Agreement, dated as of September 2, 2021 (the “NJNG Second A&R Credit Agreement”), with the several lenders parties thereto, and PNC Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and Mizuho Bank, Ltd., as Syndication Agents, and U.S. Bank National Association, Bank of America, N.A., TD Bank, N.A., and The Bank of Nova Scotia, as Documentation Agents. PNC Capital Markets LLC, JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC and Mizuho Bank, Ltd., were the Joint Lead Arrangers of the NJNG Second A&R Credit Facility. The NJNG Second A&R Credit Agreement refinances a $250,000,000 revolving credit facility that was scheduled to expire on December 5, 2023, but has now been terminated. The NJNG Second A&R Credit Agreement is scheduled to terminate on September 2, 2026, subject to two mutual options for a one-year extension beyond that date.

Borrowings under the NJNG Second A&R Credit Agreement bear interest, at NJNG’s option at (i) a rate per annum equal to the LIBOR Rate plus an applicable margin ranging between 0.75% and 1.50%, or (ii) a rate per annum equal to the base rate plus plus an applicable margin ranging between 0.00% and 0.50%. In each case the applicable margin is determined based on the NJNG Credit Rating. The Commitment Fee Rate for the NJNG Second A&R Credit Agreement may range from 0.06% to 0.20%, depending upon the NJNG Credit Rating. As of the closing of the NJNG Second A&R Credit Agreement, the Commitment Fee Rate was 0.075%, the applicable margin for loans described in (i) above was 0.875% and the applicable margin for loans described in (ii) above was 0.00%. The NJNG Second A&R Credit Agreement permits the borrowing of revolving loans and swingline loans, and includes a $30,000,000 sublimit for the issuance of letters of credit. The NJNG Second A&R Credit Agreement also includes an accordion feature, which would allow NJNG, in the absence of a default or event of default, to request an increase from time to time, from the existing or new lenders, of the revolving credit commitments under the NJNG Second A&R Credit Agreement of a minimum of $50,000,000 up to a maximum of $100,000,000.

The NJNG Second A&R Credit Agreement contains representations, warranties, covenants, conditions and defaults customary for transactions of this type, including but not limited to: (a) a maximum leverage ratio (consolidated total indebtedness to consolidated total capitalization as defined in the NJNG Second A&R Credit Agreement), of not more than 0.65 to 1.00 at any time; (b) limitations on liens and incurrence of debt, investments, mergers and asset dispositions, and the use of the proceeds of the NJNG Second A&R Credit Agreement; (c) requirements to preserve corporate existence, and comply with laws; and (d) default provisions, including defaults for non-payment, breaches of representations and warranties, insolvency, and nonperformance of covenants, cross-defaults and guarantor defaults. The occurrence of an event of default under the NJNG Second A&R Credit Agreement could result in all loans and other obligations of NJNG becoming immediately due and payable and the NJNG Second A&R Credit Agreement being terminated.

After the effective date of the NJNG Second A&R Credit Agreement, NJNG, in consultation with one or more lenders selected by NJNG to be the sustainability coordinator under the NJNG Second A&R Credit Agreement (the “Sustainability Coordinator”), will be entitled to establish specified key performance indicators (“KPIs”) with respect to certain environmental, social and governance targets of NJNG and its subsidiaries. The Sustainability Coordinator, NJNG and the Administrative Agent may amend the NJNG Second A&R Credit Agreement, unless such amendment is objected to by lenders holding more than 50% of the commitments under the NJNG Second A&R Credit Agreement, solely for the purpose of incorporating the KPIs so that certain adjustments to the otherwise applicable facility fee or interest rate may be made based on NJNG’s performance against the KPIs.

A copy of the NJNG Second A&R Credit Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the NJNG Second A&R Credit Agreement is qualified in its entirety by reference to the text of the NJNG Second A&R Credit Agreement filed herewith.

NJNG and its affiliates regularly engage the banks listed above to provide other banking services. All of these engagements are negotiated at arm’s length.

Director Compensation

On September 9, 2021, the Board of Directors (the “Board”) of NJR, pursuant to the recommendation of the Board’s Nominating/Corporate Governance Committee (the “NCGC”), effective January 1, 2022, increased (i) the value of the annual restricted stock unit (“RSU”) retainer payable to non-employee directors from $110,000 to $115,000 (the number of RSUs to be based upon the closing price of a share of NJR’s common stock on the date of the grant) and (ii) the annual cash retainer payable to the non-executive Chairman from $40,000 to $50,000 and the annual RSU retainer payable to the non-executive Chairman from $40,000 to $50,000 (the number of RSUs to be based upon the closing price of a share of NJR’s common stock on the date of the grant). A summary of the Company’s 2022 non-employee director compensation is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	$500,000,000 Second Amended and Restated Credit Agreement, dated as of September 2, 2021, by and among NJR, the guarantors thereto, the lenders party thereto, PNC Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and Mizuho Bank, Ltd., as Syndication Agents, and U.S. Bank National Association, Bank of America, N.A., TD Bank, N.A. and The Bank of Nova Scotia, as Documentation Agents.
10.2	$250,000,000 Second Amended and Restated Credit Agreement dated as of September 2, 2021, by and among NJNG, the lenders party thereto, PNC Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and Mizuho Bank, Ltd., as Syndication Agents, and U.S. Bank National Association, Bank of America, N.A., TD Bank, N.A., and The Bank of Nova Scotia, as Documentation Agents.
10.3	Summary of 2022 Non-Director Employee Compensation Plan
104	Cover page in Inline XBRL format

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

Date: September 9, 2021	By:	/s/ Patrick J. Migliaccio
Patrick J. Migliaccio
Senior Vice President and
Chief Financial Officer